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                                                           For Immediate Release



INVESTOR RELATIONS CONTACT:                                   COMPANY CONTACT:
  Neil Berkman or Melanie Beeler                                Owen Farren
  Neil Berkman Associates                                       President & CEO
  (313)277-5162                                                 (856)727-1500
  info@BerkmanAssociates.com                                    www.slpdq.com


                    SL INDUSTRIES ANNOUNCES SALE OF SL WABER


        MT. LAUREL, NEW JERSEY, September 7, 2001 . . . SL INDUSTRIES, INC. (NYSE & PHLX:SL) today announced the sale of its SL Waber business unit to Tripp Lite - a world leader in the manufacture of power protection equipment. SL Waber is engaged in the design and sale of surge suppressors and power distribution units. The Company sold substantially all of the operating assets of SL Waber and the stock of SL Waber's Mexican subsidiary, Waber de Mexico, for cash and future contingent cash payments. As a result, the Company will record an additional non-cash impairment of asset charge in the third quarter. The amount of the additional charge, net of tax benefit, is anticipated to be less than $1,800,000.

        Owen Farren, President and Chief Executive Officer of SL Industries, Inc., said, "The sale of SL Waber is another step in the Company's restructuring plans in response to the sudden slowdown in the telecommunications industry. Last year SL Waber implemented a new business plan, which involved exiting the low-margin mass merchandise market and concentrating on higher margin sales to electronics distributors and original equipment manufacturers. Unfortunately, these markets have been severely depressed in the current economic environment. As it became clear that this downturn would be prolonged, the Company decided to sell SL Waber to reduce its overall exposure to these markets."

        Keelin Wyman, Tripp Lite Executive Vice President, said, "The acquisition of SL Waber adds additional breadth to Tripp Lite's already substantial line of surge suppressors and power strips. Additionally, SL Waber's success in the OEM power distribution (PDU) market creates many new opportunities for Tripp Lite."

        Owen Farren added, "We believe the sale of SL Waber creates a win-win situation for all the parties. The sale will have an immediate impact on the financial performance and cash flow of SL Industries. In addition, SL Waber is now combined with Tripp Lite, an excellent organization with a proven 80-year history of market leadership focused on developing SL Waber's product niches. The sale should allow Tripp Lite to diversify SL Waber's customer base and continue to offer the quality products and customer service that SL Waber's customers expect. We wish our former employees well with their new careers at Tripp Lite."

ABOUT SL INDUSTRIES

        SL Industries, Inc. designs, manufactures and markets Power and Data Quality (PDQ) equipment and systems for industrial, medical, aerospace and consumer applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.SLpdq.com.

                                     (more)


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SL INDUSTRIES ANNOUNCES SALE OF SL WABER
September 7, 2001
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FORWARD-LOOKING STATEMENTS

        This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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